                                                                 Exhibit 10.64.1
                                                                 ---------------



                          WAIVER AND FIRST AMENDMENT

                                      TO

                         $15,000,000 CREDIT AGREEMENT

                                     AMONG

                            SYNBIOTICS CORPORATION,

                            THE BANKS NAMED THEREIN

                                      AND

                                BANQUE PARIBAS,
                                   as Agent



                                 March 6, 1998

                 WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT


This Waiver and First Amendment to Credit Agreement (this "Agreement") is entered into as of March 6, 1998, by and among Synbiotics Corporation, a California corporation ("Synbiotics"), the banks referred to in the Credit Agreement (as defined below) (collectively, the "Banks") and Banque Paribas, as agent (the "Agent"). For all purposes of this Agreement, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement, dated as of July 9, 1997, among Synbiotics, the Banks and the Agent (the "Credit Agreement").


                                    RECITALS
                                    --------

     A. Synbiotics, Prisma Acquisition Corp., a Delaware corporation ("Prisma"), Robert A. Behrens and each of the stockholders of Prisma have entered into an Agreement and Plan of Reorganization, dated as of February 27, 1998, whereby Synbiotics and Prisma will combine into a single company through the statutory merger of Prisma with and into Synbiotics (the "Merger").

     B. In anticipation of the Merger, Synbiotics and BioQuest Venture Leasing Partnership, L.P., a limited partnership organized under the laws of the State of Delaware (the "Holder") have entered into a Note Purchase Agreement, dated as of March 6, 1998 (the "Note Agreement") whereby Synbiotics has agreed to sell and issue to the Holder a $1,000,000 convertible promissory note (the "Note") in exchange for 482 shares of common stock of Prisma.

     C. The Agent and the Banks hereby desire to (i) waive any default under the Credit Agreement that may result from the transactions contemplated by the Merger and the Note Agreement and (ii) amend the Credit Agreement as set forth herein.


                                   AGREEMENT
                                   ---------

NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the above Recitals and as follows:

     1.   Conditions Precedent.  This Agreement shall not become effective
          --------------------
until, and shall become effective when, each of the following conditions precedent (the "Conditions Precedent") have been satisfied, to the Agent's and each of the Banks' satisfaction (the date such Conditions Precedent are satisfied, the "Closing Date"):

          1.1. Confirmation of Covenants and Representations and Warranties.
               ------------------------------------------------------------
All of the covenants, representations, and warranties of Synbiotics contained in the Loan Documents (except as expressly modified by this Agreement) and this Agreement remain true and correct and enforceable in all respects and shall remain true and correct and enforceable in all respects after giving effect to this Agreement.

          1.2. Closing Documents.  Synbiotics shall have delivered the following
               ------------------
documentation to each Bank and the Agent:

               (i) in order to perfect t-he Agent's and Banks' security interest in certain assets of Prisma as a result of the Merger, copies of financing statements (Form UCC-1), naming the Agent as secured party with respect to such assets of Prisma, to be filed in the appropriate offices in New York; and

               (ii) in order to perfect the Agent's and Banks' security interest in certain intellectual property of Prisma as a result of the Merger, amendments to each of the Patent Security Agreement, Copyright Security Agreement and Trademark Security Agreement (in each case as defined in the Security Agreement), naming the Agent as secured party with respect to all patents, copyrights and trademarks of Prisma, to be filed in the Patent and Trademark Office and United States Copyright office, as appropriate.

     2.   Waiver.  The Agent and the Banks hereby waive any default by
          ------
Synbiotics of the following provisions of the Credit Agreement that may result from the transactions contemplated by the Merger or the Note Agreement:

          2.1. Indebtedness.  Section 6.2 of the Credit Agreement solely to the
               ------------
extent such default would be caused by the incurrence of Indebtedness by Synbiotics under the Note or the assumption by Synbiotics of the Indebtedness of Prisma incurred prior to the Merger and as set forth on Schedule 2.1 hereto.

          2.2. Liens.  Section 6.3 of the Credit Agreement solely to the extent
               ------
such default would be caused by the assumption by Synbiotics of the Liens of Prisma incurred prior to the Merger and as set forth on Schedule, 2.2 hereto.

          2.3. Restrictions on Fundamental Chancres.  Section 6.4 of the Credit
               ------------------------------------
Agreement solely to the extent such default would be caused by the Merger or by the purchase of the common stock of Prisma pursuant to the Note Agreement.

          2.4. Contingent Obligations.  Section 6.6 of the Credit Agreement
               ----------------------
solely to the extent such default would be caused by the assumption by Synbiotics of the Contingent Obligations of Prisma incurred prior to the Merger and as set forth on Schedule 2.4 hereto.

          2.5. Investments.  Section 6.8 of the Credit Agreement solely to the
               -----------
extent such default would be caused by the $125,000 bridge loan to Prisma or by the purchase of the common stock of Prisma in connection with the Merger or pursuant to the Note Agreement.

     3.   Amendments.
          ----------

          3.1  Definitions.  The following shall be added as new definitions in
               -----------
alphabetical order to Section 1.1 of the.Credit Agreement:

          "Prisma Capital Expenditures" shall mean those Capital Expenditures made or incurred by the Borrower and its Subsidiaries in connection with the Prisma Operations.

          "Prisma EBITDA" shall mean, with respect to the Borrower, for any period, the Consolidated Net Income of the Borrower and its Subsidiaries that is directly attributable to the Borrower's Prisma Operations for such period, adjusted to add thereto (to the extent deducted from revenues in determining such Consolidated Net Income) (i) consolidated income tax expense, (ii) depreciation and amortization expense, (iii) interest expense and (iv) overhead expense not related to the Borrower's Prisma Operations, in each case determined for such period on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

          "Prisma Operations" shall mean the design, manufacture, sale, distribution and related activities of veterinary diagnostic instrumentation and supporting products and services as acquired by the Borrower pursuant to that certain Agreement and Plan of Reorganization, dated as of February 27, 1998, among the Borrower, Prisma Acquisition Corp., a Delaware corporation ("Prisma"), Robert A. Behrens and each of the stockholders of Prisma referred to therein.

          3.2  Information Covenants.  The following shall be added as a new
               ---------------------
Section 5.1(o) of the Credit Agreement:

               (o) Financial Statements for Prisma Operations. Within (i) 45
                   -------------------------------------------
days after the close of each quarterly accounting period in each fiscal year of the Borrower, the Prisma EBITDA and Prisma Capital Expenditures for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year, (ii) 90 days after the close of each fiscal year of the Borrower, the

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Prisma EBITDA and Prisma Capital Expenditures for such fiscal year, setting forth comparative figures for the preceding fiscal year and (iii) 30 days after the end of each monthly reporting period in each fiscal year of the Borrower, the Prisma EBITDA and Prisma Capital Expenditures for such monthly reporting period and for the elapsed portion of the fiscal year ended on the last day of such monthly reporting period, setting forth comparative figures for the related periods in the prior fiscal year.

          3.3  Financial Covenants.
               -------------------

               (a) Section 6.1(d) of the Credit Agreement shall be and is hereby amended by replacing the word "The" at the beginning thereof with the following words:

               Other than with respect to Prisma Capital Expenditures, which are covered in the following sentence, the

               (b) Section 6.1(d) of the Credit Agreement shall be and is hereby amended by adding the following words at the end thereof:

               The Borrower shall not make or incur (or commit to make or incur) and shall not permit any of its Subsidiaries to make or incur (or commit to make or incur) Prisma Capital Expenditures other than Prisma Capital Expenditures which do not exceed, in the aggregate, $250,000 in each of the Borrower's 1998 and 1999 fiscal years.

               (c) The following shall be added as a new Section 6.1(f) of the Credit Agreement:

                    (f) Prisma EBITDA.  The Borrower shall not permit Prisma
                        -------------
EBITDA to be less than, during any fiscal period listed below, the amount set forth opposite such period:

                   Period               Amount
                   ------               ------
               fiscal year 1998       -$950,000
               fiscal year 1999       -$ 50,000
               fiscal year 2000        $0

4    Representations, Warranties and Covenants of Synbiotics.  In addition to
     -------------------------------------------------------
the representations and warranties-contained in the Loan Documents, Synbiotics makes the following undertakings, representations and warranties to the Agent and the Banks, which undertakings, representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final satisfaction and discharge of all obligations of Synbiotics under this Agreement and under the other

Loan Documents:

          4.1  No Further Modifications.  Synbiotics expressly acknowledges and
               ------------------------
agrees that neither the Agent nor any Bank shall have any obligation, and have made no commitment, to further waive, modify or amend the Credit Agreement or other Loan Documents, except as expressly set forth in this Agreement. Except as otherwise provided in this Agreement or pursuant to the Credit Agreement, Synbiotics will not sell, assign, pledge, exchange or dispose of any of the Collateral in any manner whatsoever or attempt to do any of the, foregoing or agree to any modification or cancellation of, or substitution for, any of the Collateral.

          4.2  No Default.  No Default or Event of Default under the Loan
               ----------
Documents has occurred and is continuing or will occur by giving (affect hereto and the execution of this Agreement will not result in any Default, Event of Default or in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which Synbiotics is a party or by which it or its property is bound or any order of any court or administrative agency entered in any proceeding to which Synbiotics is a party or by which it or its property may be bound or to which it or its property may be subject.

     5.   Miscellaneous.
          -------------

          5.1. Notices, etc.  Any and all notices, requests, certificates and
               ------------
other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Credit Agreement without making specific reference to this Agreement but nevertheless all such references shall include this Agreement unless the context otherwise requires.

          5.2. Headings.  The descriptive headings of the various Sections or
               --------
parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          5.3. Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of California.

          5.4. Counterparts.  The execution hereof by the parties hereto shall
               ------------
constitute a contract between the parties hereto for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                         SYNBIOTICS CORPORATION


                         By:  /s/ Michael Green
                              ----------------------------------
                              Name:  Michael Green
                              Title:  VP Finance


(signatures continued on next page)

                         BANQUE PARIBAS,
                         as Agent and as a Bank


                         By:  /s/ Lynne A. Lueders
                              -----------------------------
                              Name: Lynne A. Lueders
                              Title:  Director



                         By:  /s/ Matthew C. Bishop
                              -----------------------------
                              Name:  Matthew C. Bishop
                              Title:  Assistant Vice President


(signatures continued on next page)

                         IMPERIAL BANK, as a Bank


                         By:  /s/ Leila Ghoroghchi
                              -----------------------------
                              Name:  Leila Ghoroghchi
                              Title:  Vice President

                                 Schedule 2.1
                          Assumption of Indebtedness


Demand Notes payable in the amount of approximately $140,900.

Deferred Compensation in the amount of approximately $102,500.

                                 Schedule 2.2
                              Assumption of Liens


Prisma Acquisition Corp. acquired all the of Prisma Systems Corporation free and clear of all liens and encumbrances. Reference the attached May 2, 1997 Court Order.

No leases were assumed, however the company is utilizing test equipment that Prisma Systems had leased from Hewlett-Packard. Hewlett Packard engaged a collection agency who would like us to enter into a payment plan for approximately $450/month for 30 months to pay the old lease balance of $13,603.55. Our preference is to offer $8,000 for an outright purchase of the equipment. Market value is $10,000 - 12,000. No formal offers have been made as yet a no contracts have been entered into by the company with regards to a new lease for the equipment. Prisma Acquisition Corp. hereby agrees that nay amounts actually paid to Hewlett-Packard in excess of $8,000 pursuant to a payment plan or purchase of the equipment shall be considered accounts payable as of the Closing Date.

                                 Schedule 2.3
                     Assumption of Contingent Liabilities


No leases were assumed, however the company is utilizing test equipment that Prisma Systems had leased from Hewlett-Packard. Hewlett Packard engaged a collection agency who would like us to enter into a payment plan for approximately $450/month for 30 months to pay the old lease balance of $13,603.55. Our preference is to offer $8,000 for an outright purchase of the equipment. Market value is $10,000 - 12,000. No formal offers have been made as yet a no contracts have been entered into by the company with regards to a new lease for the equipment. Prisma Acquisition Corp. hereby agrees that nay amounts actually paid to Hewlett-Packard in excess of $8,000 pursuant to a payment plan or purchase of the equipment shall be considered accounts payable as of the Closing Date.